Exhibit 10.36
                              DIANON SYSTEMS, INC.

                                                            Grant No.

                           DIRECTOR STOCK OPTION GRANT


Optionee:               _____________      Total No. of Shares

Date of Grant:                             Exercise Price Per Share

Termination Date:


     DIANON SYSTEMS, INC. (the "Company") has this day granted to you, the optionee named above, an option to purchase shares of common stock of the Company ("Common Stock")pursuant to the 1996 Stock Incentive Plan ("the Plan").

     The details of your option are as follows:

     1. The total number of shares subject to this option is as set forth above. Subject to the limitations contained herein, this option shall be exercisable on or after the date of the vesting of such option as follows:

     Percentage of Shares              Date of Earliest Exercise (Vesting)
     --------------------              -----------------------------------
            10%                               91 days after Date of Grant
            10%                              182 days after Date of Grant
            10%                              273 days after Date of Grant
            10%                              364 days after Date of Grant
            10%                              455 days after Date of Grant
            10%                              546 days after Date of Grant
            10%                              637 days after Date of Grant
            10%                              728 days after Date of Grant
            10%                              819 days after Date of Grant
            10%                              910 days after Date of Grant


     2. (a) The per share exercise price of this option is as set forth on the face of this option grant

        (b) Payment of the exercise price is due in full in cash upon exercise when the aggregate option exercise price for the shares being purchased is $2,500 or less; but when the aggregate exercise price for the shares being purchased exceeds $2,500, you may elect to make payment of the exercise price under one of the following alternatives:

               (i) Payment of the exercise price in cash at the time of the exercise;

               (ii) (a) Payment of not less than 10% of the aggregate exercise price due at the time of exercise in cash, (b) not less than 10% of said exercise price, plus simple interest at the lowest rate which, at the time of exercise, will prevent any imputation of higher interest under Section 483 of the Internal Revenue Code, per year after the time of exercise, with (c) final payment of the remainder of the exercise price, plus interest, due five (5) years from date of exercise, provided that as a part of your written notice of exercise you give notice of the election of this deferred payment arrangement, and to secure the payment of the deferred purchase price to the Company hereunder, which such election you tender to the Company a security agreement satisfactory to the Company covering the purchased shares;

               (iii) Provided that at the time of exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company which you have owned for at least six moths and which at the time of exercise are owned by you free and clear of any liens, claims, encumbrances or security interests, which common stock shall be valued
          (i) if listed on a national securities exchange or the Nasdaq national market, at the average closing price for the ten (10) trading days immediately preceding the date of exercise or (ii) otherwise at the average of the closing bid and ask quotations published in the Wall Street Journal for the ten (10) trading days immediately preceding the date of exercise; or

               (iv) Payment in the form of any other legal consideration that may be acceptable to the Board of Directors of the Company in its sole discretion at the time of exercise.

     3. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), however, if the number of shares subject to exercise is less than one hundred, the option must be exercised as to all of such shares.

     4. The term of this option commences on the date hereof and terminates on the date set forth on the face of this option grant. Unless you resign as a director in which case the option will expire on the earlier of five years from the date of your resignation or the Termination Date on page 1 hereto.

     5. This option may be exercised, to the extent specified above by delivering a notice of exercise together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

     6. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

     7. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designates by written notice delivered to the Company.

     8. Whenever shares are to be issued in satisfaction of this option you shall remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certifi-cates for such shares.

     9. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-off, distribution of assets or other change in corporate structure affecting the Common Stock, a substitution of adjustment, as may be determined to be appropriate by the Board of Directors or the Compensation
Committee of the Board ("the Compensation Committee") shall be made in the number, option price and kind of shares covered by this Option; provided however that no such adjustment shall increase or decrease the aggregate value of any outstanding portion of this Option.

     10. This option is governed by the terms and conditions of the Company's 1996 Stock Incentive Plan, a copy of which is attached hereto. The Board of Directors and the Compensation Committee reserve the right to interpret the provisions of this Option, make any necessary factual determinations, and adopt, amend, and rescind administrative rules and procedures in connection with the exercise of this Option. Any interpretation or determination by the Board or the Compensation Committee shall be final and binding.

The undersigned:

Dated This      day of             (a) Acknowledges receipt of the fore-

              , 19   .             going option and understands that all
--------------    ---
                                   rights and liabilities connected with

                                   this option are set forth in the Option

                                   and the Plan, (b) Acknowledges that as

Very truly yours,                  of the date of grant of this option, it
DIANON SYSTEMS, INC.
                                   sets forth the entire understanding
Duly authorized on
behalf of the                      between the undersigned optionee and
Board of Directors
                                   the Company regarding the acquisition of

                                   stock from the

Company and supersedes all         prior oral and written agreements on that

                                   subject with the

exception of the following
                                   agreements only: (if none, so state)



Attachment:                                  ---------------------------------
1996 Stock Incentive Plan
                                   Address:  ---------------------------------

                                             ---------------------------------